Exhibit 99.1

    Gulf Island Fabrication, Inc. Reports Fourth Quarter Earnings


    HOUMA, La.--(BUSINESS WIRE)--March 1, 2007--Gulf Island Fabrication, Inc. (NASDAQ: GIFI) today reported net income of $3.7 million ($.26 diluted EPS) on revenue of $76.0 million for its fourth quarter ended December 31, 2006, compared to net income of $2.7 million ($.22 diluted EPS) on revenue of $41.4 million for the fourth quarter ended December 31, 2005. Net income for the twelve months ended December 31, 2006 was $21.3 million ($1.53 diluted EPS) on revenue of $312.2 million, compared to net income of $13.0 million ($1.05 diluted EPS) on revenue of $188.5 million for the twelve months ended December 31, 2005. Included in the Consolidated Statements of Income for the year ended December 31, 2006, under the "Other Income (Expense)" section, is the $983,000 gain resulting from the sale of the Company's interest in MinDOC, L.L.C., effective January 23, 2006.

    The company had a revenue backlog of $429.1 million and a labor backlog of approximately 4.0 million man-hours remaining to work, which consist of work remaining at December 31, 2006 and commitments received through February 13, 2007, the original earnings release date.

    During the year-end close process, the Company discovered an error regarding the estimated revenue on the Tahiti contract, which the Company assumed when it acquired Gulf Marine Fabricators, effective January 31, 2006. The Company determined that the amount of revenue it had recognized on this contract during the first three quarters of 2006 was overstated. The table below indicates the previously reported and restated quarterly financial results that will be included in the quarterly results footnote in its Form 10-K for the year ended December 31, 2006. The Company expects to file its Form 10-K on or before its March 16, 2007 due date and will not amend its previous filings.


                                  For the Quarters
                                        Ended
                 March 31, 2006     June 30, 2006   September 30, 2006
                Reported Restated Reported Restated Reported  Restated
                -------- -------- -------- -------- --------- --------
                        (in thousands, except per share data)

Revenue         $57,369  $56,978  $89,955  $89,508   $90,494  $89,733

Gross profit      4,395    4,014   10,950   10,514    17,635   16,890

Net Income        2,154    1,879    5,953    5,678    10,476   10,040

Basic EPS         $0.16    $0.14    $0.43    $0.41     $0.75    $0.72

Diluted EPS       $0.16    $0.14    $0.43    $0.41     $0.75    $0.72


                  SELECTED BALANCE SHEET INFORMATION
                            (in thousands)
                                             December 31, December 31,
                                                2006         2005
                                             -----------  ------------
Cash, cash equivalents and short-term
 investments                                    $10,302       $35,901
Total current assets                             94,765       103,412
Property, plant and equipment, at cost,net      155,440        59,744
Total assets                                    251,448       163,806
Total current liabilities                        40,214        16,271
Debt                                                  0             0
Shareholders' equity                            200,756       138,265
Total liabilities and shareholders' equity      251,448       163,806

    The management of Gulf Island Fabrication, Inc. will hold a conference call on Friday, March 2, 2007, at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) to discuss the Company's financial results for the quarter ended and year ended December 31, 2006. The call is accessible by webcast (www.gulfisland.com) through CCBN and by dialing
1.800.478.6251. A digital rebroadcast of the call is available two hours after the call and ending March 16, 2007 by dialing 1.888.203.1112, replay passcode: 3493118.

    Gulf Island Fabrication, Inc., based in Houma, Louisiana, is a leading fabricator of offshore drilling and production platforms, hull and/or deck sections of floating production platforms and other specialized structures used in the development and production of offshore oil and gas reserves. These structures include jackets and deck sections of fixed production platforms; hull and/or deck sections of floating production platforms (such as tension leg platforms ("TLPs")), "SPARs, FPSOs", piles, wellhead protectors, subsea templates and various production, compressor and utility modules, offshore living quarters, tanks and barges. The Company also provides offshore interconnect pipe hook-up, inshore marine construction, manufacture and repair of pressure vessels, heavy lifts such as ship integration and TLP module integration, loading and offloading of jack-up drilling rigs, semi-submersible drilling rigs, TLP's , SPARs, or other similar cargo, onshore and offshore scaffolding, piping insulation services, and steel warehousing and sales.


                    GULF ISLAND FABRICATION, INC.
            CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                (in thousands, except per share data)

                                Three Months Ended Twelve Months Ended
                                   December 31,       December 31,
                                ------------------ -------------------
                                  2006     2005      2006      2005
                                --------- -------- --------- ---------

Revenue                          $75,962  $41,426  $312,181  $188,545
Cost of revenue                   68,967   36,973   273,768   164,548
                                --------- -------- --------- ---------
Gross profit                       6,995    4,453    38,413    23,997
General and administrative
 expenses                          2,350    1,303     9,137     5,681
                                --------- -------- --------- ---------
Operating income                   4,645    3,150    29,276    18,316

Other income (expense):
Interest expense                     (11)     (10)     (473)      (55)
Interest income                       88      440       359     1,395
Other                                199     (455)    1,261      (460)
                                --------- -------- --------- ---------
                                     276      (25)    1,147       880
                                --------- -------- --------- ---------

Income before income taxes         4,921    3,125    30,423    19,196

Income taxes                       1,193      423     9,098     6,209
                                --------- -------- --------- ---------


Net income                        $3,728   $2,702   $21,325   $12,987
                                ========= ======== ========= =========

Per share data:
Basic earnings (loss) per
 share                             $0.27    $0.22     $1.54     $1.06
                                ========= ======== ========= =========
Diluted earnings (loss) per
 share                             $0.26    $0.22     $1.53     $1.05
                                ========= ======== ========= =========

Weighted-average shares           14,019   12,275    13,812    12,242
Effect of dilutive securities:
 employee stock options              159      172       122       134
                                --------- -------- --------- ---------
Adjusted weighted-average
 shares (1)                       14,178   12,447    13,934    12,376
                                ========= ======== ========= =========

Depreciation and amortization
 included in expense above        $3,242   $1,574   $12,509    $6,279
                                ========= ======== ========= =========

Cash dividend declared per
 common share                     $0.075   $0.075    $0.300    $0.300
                                ========= ======== ========= =========

(1) The calculation of diluted earnings per share assumes that all stock options are exercised and that the assumed proceeds are used to purchase shares at the average market price for the period.

    CONTACT: Gulf Island Fabrication, Inc.
             Kerry J. Chauvin, 985-872-2100
             Chief Executive Officer
             or
             Joseph "Duke" Gallagher, 985-872-2100
             Chief Financial Officer